Exhibit 10.7

House Lease Contract

Lessor: Shandong Jinwu Furi Cultural Media Co., Ltd. (Hereinafter referred to as Party A)

Lessee: China Liberal (Beijing) Education Technology Co., Ltd. (Hereinafter referred to as Party B)

Party A and Party B have entered into the following agreement in respect of house lease:

1. Party A leases the house located at Room 1008, Block A, World Trade International Plaza, Lixia District, Jinan, Shandong to Party B for the purpose of office. House area: 106.85 m2; lease term shall be from August 1, 2018 to January 31, 2019. If, prior to December 31, 2018, Party B needs to renew the lease by a notice to Party A, Party A agrees that the period of validity of this Contract should be extended for 6 months (to July 31, 2019) provided that other provisions hereof shall be unchanged.

2. The monthly rental of the house shall be tax-inclusive price RMB 11,000 (in words: RMB eleven thousand). The house rental shall be RMB 66,000 in total (in words: RMB sixty six thousand). The deposit shall be one month’s rental, namely RMB 11,000 (in words: RMB eleven thousand). The sum of the aforesaid two items shall be RMB 77,000 (in words: RMB seventy seven thousand). Party B shall, within 3 working days after the signing of this Contract, pay the house rental and deposit to Party A, namely RMB 77,000 (in words: RMB seventy seven thousand). If Party B needs to renew the lease, the rental of renewal period shall be paid prior to January 31, 2019. The deposit shall be refunded to Party B on the date when Party B returns the house to Party A.

3. Within the lease term, Party B shall pay the water charges, electricity charges, phone bills, property management fee and other expenses arising from the lease. Party B shall settle up any arrears at the end of the lease term. Party B shall directly pay the property management fee to the property management company. Party A shall cooperate with Party B in obtaining property management fee invoice from the property management company. If Party B cannot obtain the property management fee invoice due to Party A’s cause, the property management fee shall be paid by Party A.

4. Except that the expenses as specified in the foregoing Article 2 and 3 shall be assumed by Party B, all other expenses shall be paid by Party A, including but not limited to land use fee, overhaul costs, etc of the house.

5. If, within the lease term, Party B needs to dissolve Shandong Branch due to operation cause, Party B may dissolve this Contract by a one month’s prior notice to Party A; in addition, Party B shall pay one month’s rental to Party A as penalty, and the remaining of the house rental shall be refunded to Party B on the date when Party B returns the house. If Party A requires terminating this Contract, it shall notify Party B one month in advance, and pay one month’s rental to Party B as penalty and shall refund the remaining rental and deposit.

6. Within the lease term, without Party A’s consent, Party B may not sublease or lend the house, nor change the structure or purpose of the house. Party B shall compensate for the damage of the house and/or its ancillary facilities due to the artificial cause of Party B.

7. Party A guarantees that the house shall have no dispute of title and that Party A has the right to lease the house to Party B. If necessary for operation, Party B may require Party A to provide the house ownership certificate or other relevant certificate, and Party A shall give assistance.

8. Any dispute arising from this Contract shall be settled by the Parties through negotiation. In case negotiation fails, either party hereto has the right to lodge a suit to the competent people’s court of the place where the plaintiff is located for judicial resolution.

9. Party B may not conduct any illegal activities in the house, and shall attaché much importance to the safety of the house and Party B’s own property and personnel; otherwise Party B shall assume the responsibilities arising therefrom. Party A will not assume any legal or civil responsibilities.

10. Party A shall, within 10 days after the receipt of the payment from Party B, issue VAT invoice to Party B with the item house rental.

11. This Contract is made in two originals of the same legal force, one for each party hereto. This Contract shall become effective upon being signed and sealed by the Parties.

Party A: Shandong Jinwu Furi Cultural Media Co., Ltd.

Representative:
Date:
Special Contract Seal of Shandong Jinwu Furi Cultural Media Co., Ltd. (Seal)

Party B: China Liberal (Beijing) Education Technology Co., Ltd.

Representative:
Date:
Special Contract Seal of China Liberal (Beijing) Education Technology Co., Ltd. (Seal)

Appendix:

Party A’s account information:

Account Name: Shandong Jinwu Furi Cultural Media Co., Ltd.

Opening Bank: Ping An Bank Jinan Jingshi Road Sub-branch

Account No.: 15000088987955

Party B’s billing information:

Name: China Liberal (Beijing) Education Technology Co., Ltd.

Taxpayer ID: 91110107575151539T

Address and Tel: Room A-1301, Floor 2, Building 3, 30# Courtyard, Shixing Street, Shijingshan District, Beijing Municipality 010-65978118

Opening Bank and Account No.: Bank of Communications Beijing Haidian Sub-branch 110060576018150110518

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